                                FIRST AMENDMENT
                                    TO THE
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              WEEKS REALTY, L.P.



     THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. is entered into as of the 1st day of November, 1996, by and among NWI WAREHOUSE GROUP, L.P., a Tennessee limited partnership ("NWI"), BUCKLEY & COMPANY REAL ESTATE, INC., a Tennessee corporation ("Buckley & Co."), and WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner").

                                   RECITALS
                                   --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996 (the "Partnership Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

     Pursuant to the agreements and instruments listed or referred to on Exhibit A hereto (the ("Transaction Documents"), and the transactions effected by the Transaction Documents, effective as of the date hereof NWI and Buckley & Co. have contributed certain assets, properties and businesses to the capital of the Partnership. The assets, properties and businesses contributed by NWI to the capital of the Partnership by the merger of NWI Warehouse Group, LLC, into the

Partnership (which are further described on Exhibit G hereto) are referred to as the "Completed Properties." NWI has agreed, subject to the terms and conditions of the Transaction Documents, to make certain additional contributions of properties to the capital of the Partnership at certain times in the future (in a series of transactions similar to the merger described in the foregoing sentence).

     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited Partner) to admit additional Limited Partners to the Partnership for such Capital Contributions (including the contribution of assets in a series of transactions similar to the merger described in the foregoing paragraph) as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.

     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of NWI and Buckley & Co. as Limited Partners of the Partnership, and NWI and Buckley & Co. wish to enter into this First Amendment to memorialize their agreement as to certain matters relating to their becoming Limited Partners of the Partnership.

                                   AGREEMENT
                                   ---------

     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Admission.  NWI and Buckley & Co. are hereby admitted to the
          ---------
Partnership as Limited Partners, effective as of the date hereof, and each of NWI and Buckley & Co. hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof, in their respective capacities as Limited Partners of the Partnership.

     2.   Capital Contributions.  NWI and Buckley & Co. are agreed to have made,
          ---------------------
as of the date hereof, the Capital Contributions set forth on Exhibit B hereto, which Capital Contributions by NWI and Buckley & Co. have been made pursuant to the merger and other transactions described in the Transaction Documents listed on Exhibit A hereto. The agreed to gross fair market values of any property other than money contributed by each of NWI and Buckley & Co., which shall be such property's initial Gross Asset Value, are shown on Exhibit B. The parties acknowledge that (a) the Capital Contribution made on the date hereof by NWI includes interests in certain parcels of land identified on Exhibit B hereto, together with improvements thereon that are under construction or undergoing lease-up, (b) all benefits and burdens (including, without limitation, risk of loss generally) associated with such land and improvements (other than bare legal title thereto) have been retained by NWI, and (c) such retained benefits and burdens shall be contributed to the capital of the Partnership in the future, subject to the terms and conditions of the Transaction Documents. Accordingly, at the date hereof, there has been no credit to the Capital Account of NWI with respect to the contribution of such land and improvements, and the Partnership Interest and Partnership Units of NWI at the date hereof do not reflect the value of such land and improvements. NWI will receive credit to its Capital Account with respect to such land and improvements only if, as and when Partnership Units are issued to NWI with respect thereto, as referred to in paragraph 5 below. For federal, state and local income tax purposes, the parties agree that NWI shall be treated as the tax owner of such land and improvements until such time as the benefits and burdens of ownership thereof are conveyed to the Partnership.

     3.   Initial Partnership Units; Rights.
          ---------------------------------

          (a) The Partnership Units attributable to the Partnership Interests of NWI and Buckley & Co., effective upon their admission as Limited Partners at the date hereof, are as set forth on Exhibit B hereto, and the Partnership Agreement is hereby amended to reflect NWI's and Buckley & Co.'s having such Partnership Units.

          (b) The Partnership does hereby grant to each of NWI and Buckley & Co., and each of them does hereby accept, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to them pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights are governed solely by this First Amendment and Exhibit D hereto, and neither NWI nor Buckley & Co. shall have any rights with respect to the "Rights" provided for in Section 11.1 and Exhibit B-1 to the Partnership Agreement. The Rights granted hereunder may be exercised by any one or more of NWI and Buckley & Co., on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.
     Weeks executes and delivers this First Amendment solely to become bound by its undertakings in Exhibit D hereto.

     4.   Restated Percentage Interests.  After giving effect to the admission
          -----------------------------
of NWI and Buckley & Co. as Limited Partners at the date hereof, the Percentage Interests of all of the Partners have been revised and are as reflected on Exhibit C hereto, and the Partnership Agreement is hereby amended accordingly.

     5.   Future Contributions.  The parties acknowledge that, pursuant to and
          --------------------
subject to the terms and conditions of the Transaction Documents, NWI will make additional Capital Contributions, which Capital Contributions will be made pursuant to mergers and other transactions described in the Transaction Documents listed on Exhibit A hereto. Concurrently with each such additional Capital Contribution, the General Partner shall supplement this First Amendment by executing and attaching hereto supplements to Exhibits B and C (which shall be captioned "Exhibit B-1," "Exhibit B-2," "Exhibit C-1," "Exhibit C-2," and so on and shall identify the Capital Contribution to which each relates) that will, respectively, reflect (to the extent determinable at such time) the Capital Contribution made by NWI at that time, the initial Gross Asset Value of any property other than money included in such Capital Contribution, the additional Partnership Units attributable to the Partnership Interest associated with such Capital Contribution, and the resulting restated Percentage Interests of all of the Partners. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this First Amendment.

     6.   Adjustments to Partnership Units.  The parties acknowledge that the
          --------------------------------
Transaction Documents provide for adjustments to the Partnership Units of NWI and Buckley & Co. in certain circumstances, and further provide that NWI's Partnership Interest and Units, and the resulting restated Percentage Interests of all of the Partners, may not be capable of determination at the time a Capital Contribution is made after the date hereof. At the times of adjustment and final determination provided for in the Transaction Documents, the General Partner shall supplement this First Amendment by executing and attaching hereto either additional supplements to Exhibits B and C (in the form described above), or amended and restated versions of prior supplements to Exhibits B and C, as applicable. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this First Amendment.

     7.   Proration of Distributions.  Notwithstanding any contrary provision of
          --------------------------
the Partnership Agreement, including, without limitation, Section 6.2 thereof, NWI and Buckley agree that the first distribution of Net Operating Cash Flow made with respect to the Partnership Units issued by reason of each Capital Contribution made pursuant to the Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such Partnership Units under the terms of the Partnership Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date such Capital Contribution is made and ending on the last day of the calendar quarter with respect to which such distribution is being made, and the denominator of which is the total number of days in such calendar quarter.

     8.   Representations and Warranties.
          ------------------------------

          (a)  NWI Completed and Development Properties.  NWI hereby represents
               ----------------------------------------
     and warrants to the Partnership and the General Partner as to the matters set forth on Exhibit E hereto. NWI acknowledges that it has made and will make representations and warranties to the Partnership and the General Partner in that certain Contribution Agreement for Development Properties, of even date herewith (the "Contribution Agreement"), between the Partnership and NWI.

          (b)  NWI Operating Business.  NWI acknowledges that it has made the
               ----------------------
     representations and warranties to the Partnership and the General Partner set forth in that certain Contribution Agreement for NWI Operating Business, of even date herewith, between NWI and the Partnership.

          (c)  No Liens.  NWI represents and warrants to the Partnership and the
               --------
     General Partner that at the date hereof none of the Partnership Units issued or issuable to it pursuant to the Transaction Documents, and none of the shares of Common Stock that may be acquired by it upon exercise of Rights, is subject to any Lien, other than the security interest created by paragraph 11 hereof.

          (d)  Definition.  All of the representations and warranties of NWI
               ----------
     referred to in this paragraph 8 are referred to collectively as the "Representations and Warranties."

          (e)  General Partner Representations.  The General Partner represents
               -------------------------------
     and warrants to NWI and Buckley & Co. as follows:

               (i)    Organization.  The General Partner is duly incorporated,
                      ------------
          validly existing and in good standing under the laws of the State of Georgia.

               (ii)   Due Authorization; Binding Agreement.  The execution,
                      ------------------------------------
          delivery and performance of this First Amendment by the General Partner have been duly and validly authorized by all necessary action of the General Partner. This First Amendment has been duly executed and delivered by the General Partner and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

               (iii)  Consents and Approvals.  No consent, waiver, approval or
                      ----------------------
          authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Amendment, other than consents, waivers, approvals or authorizations that have been obtained prior to the date hereof.

               (iv)   Partnership Units.  The Partnership Units issued and
                      -----------------
          issuable pursuant to the Transaction Documents are duly authorized and, when issued in accordance with the Transaction Documents, will be duly issued, fully paid and nonassessable and will be unencumbered except for the security interest created by paragraph 11 hereof.

     9.   Survival of Representations and Warranties.  All of the
          ------------------------------------------
Representations and Warranties shall survive the consummation of the transactions contemplated by the Transaction Documents; provided, however, that no claim for a breach of any Representation or Warranty may be maintained by the Partnership or the General Partner unless the Partnership or the General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to NWI on or before the third anniversary of the date hereof.

     10.  Indemnification.
          ---------------

          (a) NWI indemnifies and holds harmless the Partnership and the General Partner against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses actually incurred) sustained or incurred by the Partnership or the General Partner as a result of or arising out of any inaccuracy in a Representation or Warranty.

          (b) The Partnership and the General Partner shall not be entitled to indemnification hereunder unless a Notice of Breach has been delivered by the Partnership or the General Partner to NWI within the time period specified in paragraph 9 hereof.

          (c) Subject to the further provisions hereof, NWI shall not be liable under this paragraph 10 unless and until the total amount recoverable from NWI under this paragraph 10 exceeds, in the aggregate, $350,000; provided, however, that if NWI's obligation under this paragraph 10 exceeds, in the aggregate, such limit, its obligation under this paragraph 10 shall be for the full amount of such obligation. The foregoing

     $350,000 threshold shall not be applicable to Representation 1.38 of Exhibit E hereto (the "Prorations Representation"), and NWI shall not be liable for inaccuracies in the Prorations Representation unless and until the total amount recoverable under this paragraph 10 with respect thereto exceeds $5,000 for a particular Completed or Development Property or $25,000 for all Completed and Development Properties; provided, however, that if NWI's obligation under this paragraph 10 with respect to the Prorations Representation exceeds $5,000 for a particular Completed or Development Property, NWI's obligation under this paragraph 10 shall be the full amount of such obligation for such Completed or Development Property; and provided further, however, that if NWI's obligation under this paragraph 10 with respect to the Prorations Representation exceeds $25,000 in the aggregate for all Completed and Development Properties, NWI's obligation under this paragraph 10 shall be the full amount of such obligation.

          (d) If a claim for indemnification is asserted by the Partnership or the General Partner against NWI, NWI shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("Claim") asserted against the Partnership or the General Partner that resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

          (e) Indemnification of the Partnership and the General Partner pursuant to this paragraph 10 and the remedies in respect thereof as set forth in paragraph 11 hereof shall be the exclusive remedy of the Partnership and the General Partner for any breach of any Representation or Warranty, and the only legal action that may be asserted against NWI under this paragraph 10 for breach of a Representation or Warranty shall be to pursue the remedies in respect thereof as set forth in paragraph 11 hereof. Nothing contained herein shall limit any remedy the Partnership may have under the Contribution Agreement, including, without limitation, the remedy of specific performance for any failure by NWI to contribute a Development Property pursuant to the Contribution Agreement.

     11.  Security and Remedies.
          ---------------------

          (a) NWI grants to the Partnership a lien upon and a continuing security interest in 280,000 of the Partnership Units issued to it pursuant to the Transaction Documents at the date hereof and the shares of Common Stock acquired by it upon exercise of Rights with respect to such Partnership Units (the "Collateral"), which shall be security for the indemnification obligations of NWI under paragraph 10 hereof. At the time of each Capital Contribution pursuant to the Contribution Agreement, the number of shares of Common Stock and Partnership Units constituting the Collateral shall be increased (with additional shares of Common Stock and/or Partnership Units not subject to any Lien) by a number of shares of Common Stock and/or Partnership Units having a value equal to the value provided for in Exhibit F hereto (based, in the case of Partnership Units, on the Current Per Share Market Price at such time of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation and in Exhibit D would not prohibit the issuance of any such shares of Common Stock to NWI), and, in the case of shares of Common Stock, on the Current
     Per Share Market Price at such time).   At each anniversary of the date
     hereof, the number of shares of Common Stock and the Partnership Units constituting the Collateral shall be increased or decreased so that the value thereof (based, in the case of Partnership Units, on the Current Per Share Market Price at such time of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation and in Exhibit D would not prohibit the issuance of any such shares of Common Stock to NWI), and, in the case of shares of Common Stock, on the Current Per Share Market Price at such time) is equal to $7,000,000 plus all amounts previously taken into account from Exhibit F; provided, however, that in no event shall the aggregate amount of NWI's Collateral at any time exceed one-half of the total number of shares of Common Stock and Partnership Units that NWI owns at that time. To the maximum extent possible under the terms hereof, NWI's Collateral shall consist of Partnership Units, rather than shares of Common Stock. The indemnification obligation of NWI hereunder with respect to breaches of Representations and Warranties shall be payable out of, and only out of, NWI's entire Collateral; provided, however, that NWI may satisfy all or any part of any indemnification obligation of NWI in cash if NWI so elects. Any Transfer by NWI of its Collateral shall be subject to the lien and security interest granted hereby.

          (b) In the event the General Partner asserts, within the time period set forth in paragraph 9 hereof, that NWI has an indemnification obligation to the Partnership or the General Partner under paragraph 10 hereof, the General Partner shall deliver written notice (the "Indemnification Notice") to NWI describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within thirty (30) days after its receipt of an Indemnification Notice, NWI delivers written notice to the General Partner indicating that NWI disputes the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner may submit such matter for binding arbitration in accordance with the provisions of Article XIV of the Partnership Agreement by delivering a Demand Notice to NWI pursuant to such Article XIV. If, after receiving timely notice of a dispute hereunder from NWI, the General Partner fails to so submit the matter for arbitration within twenty (20) days after receipt of such notice from NWI, then NWI shall be relieved of the claimed indemnification obligation described in the Indemnification Notice. In the event NWI (i) receives an Indemnification Notice and fails to timely deliver notice to the General Partner of its dispute as to the indemnification obligation and fails to make payment within thirty (30) days after delivery of an Indemnification Notice or (ii) has an indemnification obligation to the Partnership or the General Partner under paragraph 10 hereof as determined pursuant to Article XIV of the Partnership Agreement, and does not satisfy such obligation within ten (10) days after the decision rendered in the arbitration, then, in either event, the Partnership shall have any and all remedies of a secured creditor under the Uniform Commercial Code, and, in addition thereto, at the election of the Partnership, the Partnership shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by NWI, to have acquired from NWI such portion of the Collateral as shall be equal in value (based, in the case of Partnership Units, on the Current Per Share Market Price as computed as of the date immediately preceding such deemed acquisition of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation would not prohibit the issuance of any such shares of Common Stock to NWI), and, in the case of shares of Common Stock, on the Current Per Share Common Stock Price computed as of the date immediately preceding such deemed acquisition) to the amount recoverable from NWI under paragraph 10 hereof. In the event the Partnership shall have acquired from NWI any Collateral pursuant to this paragraph, the General Partner shall deliver written notice to NWI within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of Partnership Units, the Percentage Interest of NWI following such acquisition. Unless and until the Partnership shall have acquired from NWI any Collateral pursuant to this paragraph, NWI shall retain all rights with respect to the Collateral not expressly limited herein or in the Partnership Agreement, including, without limitation, rights to distributions provided for in the Partnership Agreement and rights to dividends on shares of Common Stock. NWI hereby agrees to take any and all actions and to execute and deliver any and all documents or instruments necessary to perfect the security interest created by this Amendment, including delivering the certificates representing the Partnership Units or shares of Common Stock to the General Partner.

     12.  Non-Recourse.  Notwithstanding anything contained in this Amendment or
          ------------
in the Partnership Agreement to the contrary, the sole recourse of the General Partner or the Partnership under paragraph 10 hereof with respect to breaches of Representations and Warranties shall be against the Collateral, and NWI shall have no personal liability with respect thereto. Nothing contained herein shall limit any remedy the Partnership may have under the Contribution Agreement, including, without limitation, the remedy of specific performance for any failure by NWI to contribute a Development Property pursuant to the Contribution Agreement.

     13.  Restriction on Transfer.  In connection with the security interest
          -----------------------
granted by NWI to the Partnership under paragraph 11 hereof, NWI agrees that any shares of Common Stock and any portion of NWI's Partnership Interest included in the Collateral shall not be Transferred without the consent of the General Partner until the third anniversary of the date hereof; provided, however, that NWI may Transfer all or any portion of such shares of Common Stock to an Affiliate of NWI (so long as such Affiliate remains an Affiliate of NWI), subject to the prior security interest granted in paragraph 11 hereof and to the restrictions contained in Article IX of the Partnership Agreement, provided further, however, that the restrictions imposed by this paragraph shall be extended with respect to NWI if there has been delivered to NWI a Notice of Breach and the indemnification obligation with respect thereto remains unsatisfied, or there is pending a dispute with respect to such obligation, until such dispute is finally resolved or satisfied in accordance with paragraph 11 hereof. Notwithstanding the foregoing, NWI may, with the consent of the General Partner in its sole and absolute discretion, be relieved of the restrictions on transferability contained in this paragraph by (a) consenting to personal liability (by execution and delivery of an agreement to such effect in form and substance reasonably satisfactory to the General Partner) for any indemnification obligations secured by a Partnership Interest or Common Stock, or (b) pledging (by execution and delivery of a pledge agreement or amendment to this agreement in form and substance reasonably satisfactory to the General Partner) substitute collateral that, in the reasonable determination of the General Partner, is substantially equivalent in value to the Partnership Interests or Common Stock described in this paragraph 13. In the event that NWI is relieved of the restrictions on transferability in accordance with the terms of this paragraph, the security interest in NWI's Partnership Interest and Common Stock granted to the General Partner and the Partnership pursuant to paragraph 11 hereof shall terminate without further action, and the Partnership, at the request of NWI, shall promptly execute and deliver any document or instrument reasonably requested by NWI to evidence such termination. Upon exercise of the Rights with respect to any Partnership Units included in the Collateral, the Partnership, in perfection of the security interest herein granted, shall retain the certificate(s) representing the portion, if any, of the Common Stock issued upon such exercise that is included in the Collateral. If any portion of the Partnership Interest of NWI included in the Collateral is represented by certificates, the Partnership shall retain such certificates in perfection of the security interest herein granted.

     14.  Miscellaneous.  This First Amendment shall be governed by and
          -------------
construed in conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of each of NWI and Buckley & Co. is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This First Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the date first above written.

                                    WEEKS REALTY, L.P.


                                    By: Weeks GP Holdings, Inc., a Georgia
                                        corporation, its Sole General Partner


                                        By: ___________________________
                                            Thomas D. Senkbeil
                                            Executive Vice President


                                    NWI WAREHOUSE GROUP, L.P.


                                    By: NWI X, L.P., its Sole General Partner


                                        By: ___________________________
                                            John W. Nelley, Jr.,
                                            General Partner


                                        By: ___________________________
                                            Albert W. Buckley, Jr.,
                                            General Partner

                                    Address:  1410 Donelson Pike
                                              Suite A-5
                                              Nashville, Tennessee 37217

                           BUCKLEY & COMPANY REAL ESTATE, INC.


                           By:__________________________________

                              Name:____________________________

                              Title:_____________________________

                           Address:  1410 Donelson Pike
                                     Suite A-5
                                     Nashville, Tennessee 37217



                           Solely to evidence its agreement to its undertakings in Exhibit D hereto:

                           WEEKS CORPORATION


                           By:__________________________________

                              Name:____________________________

                              Title:_____________________________

                                                                       Exhibit A
                                                                       ---------


                             TRANSACTION DOCUMENTS

                                                                       Exhibit B
                                                                       ---------

NWI Capital Contribution:     All assets, properties and businesses transferred
                              from NWI at November 1, 1996, to the Partnership pursuant to the Transaction Documents (as defined in the foregoing First Amendment)

Buckley & Co. Capital         All assets, properties and businesses transferred
Contribution:                 from Buckley & Co. at November 1, 1996, to the
                              Partnership pursuant to the Transaction Documents
                              (as defined in the foregoing First Amendment)

Gross Fair Market Value of
properties other than money
included in NWI Capital
Contribution:                 Airpark Center I
                              Airpark Center II
                              Airpark Center III
                              Airpark Center IV
                              Airpark Center V
                              Airpark Center VI
                              Airpark Center VII
                              Airpark Center VIII
                              Airpark Center IX
                              Airpark Center XI
                              Airpark Center XIII
                              Brentwood South I
                              Brentwood South II
                              Brentwood South III
                              Brentwood South IV
                              Brentwood South V
                              Brentwood South VI

                              $69,000,000

Gross Fair Market Values of
each property other than
money included in Buckley &
Co. Capital Contribution:        $500,000  (Operating Business)

NWI Partnership Units:          1,080,752

Buckley & Co. Partnership Units:   20,000

Interests in land and
improvements as to which legal
title only is being contributed:   Airpark XII, 440 Business Center I

                                                                       Exhibit C
                                                                       ---------


                              PERCENTAGE INTERESTS


Partner                                   Percentage Interest
-------                                   -------------------

Weeks GP Holdings, Inc.                           0.926%
Weeks LP Holdings, Inc.                          74.374%
NWI                                               7.277%
A. Ray Weeks, Jr.                                 5.216%
John P. Weeks                                     1.615%
Marsha Weeks                                      1.536%
Trust U/W                                         1.432%
Patricia Weeks                                    1.391%
Deborah Felker                                    1.336%
Trust B                                           1.262%
Weeks Horizon                                     0.781%
Oakdale Land                                      0.744%
Weeks Hillside                                    0.526%
Tom Senkbeil                                      0.356%
Weeks Southridge                                  0.289%
Forrest Robinson                                  0.194%
Harry T. Weeks                                    0.185%
Louis C. Robinson                                 0.135%
Buckley & Co.                                     0.135%
HV, Inc.                                          0.115%
Buddy Duckett                                     0.038%
John Atwell                                       0.038%
Bob Cutlip                                        0.035%
Klay Simpson                                      0.028%
Helen Weeks                                       0.016%
Mark Flowers                                      0.010%
Weeks Management                                  0.008%
RTF Management                                    0.002%

                                                                       Exhibit D
                                                                       ---------


                                  RIGHTS TERMS
                                  ------------


     The Rights granted by the Partnership to NWI and Buckley & Co. (referred to in this Exhibit as "Limited Partners"), pursuant to paragraph 3(b) of the foregoing First Amendment shall be subject to the following terms and conditions:

     14.  Definitions.  Capitalized terms used in this Exhibit without
          -----------
definition shall have the meanings given to them in the Partnership Agreement or the foregoing First Amendment, as applicable, and the following terms and phrases shall, for purposes of this Exhibit D, the Partnership Agreement and the foregoing First Amendment, have the meanings set forth below:

          "Cash Purchase Price" shall have the meaning set forth in Paragraph 4
           -------------------
hereof.

          "Closing Notice" shall mean the written notice to be given by the
           --------------
General Partner to the Exercising Partner(s) in response to the receipt by the General Partner of a Conversion Exercise Notice from such Exercising Partner(s). The form of the Closing Notice is attached hereto as Schedule 2.

          "Computation Date" shall mean the date on which a Conversion Exercise
           ----------------
Notice is delivered to the General Partner.

          "Conversion Exercise Notice" shall have the meaning set forth in
           --------------------------
Paragraph 2 hereof.

          "Conversion Factor" shall mean 100%, provided that such factor shall
           -----------------
be adjusted in accordance with the provisions of paragraph 10 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor statute.

          "Exercising Partners" shall have the meaning set forth in Paragraph 2
           -------------------
hereof.

          "Offered Partnership Units" shall mean the Partnership Units of the
           -------------------------
Exercising Partner(s) identified in a Conversion Exercise Notice that, pursuant to the exercise of Rights, must be redeemed by the Partnership or acquired by the General Partner and/or Weeks LP Holdings under the terms hereof.

          "Redemption Price" shall mean the Cash Purchase Price or the Stock
           ----------------
Purchase Price.

          "Rights" shall have the meaning set forth in paragraph 3(b) of the
           ------
foregoing First Amendment.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor statute.

          "Stock Purchase Price" shall have the meaning set forth in Paragraph 4
           --------------------
hereof.

     15.  Delivery of Conversion Exercise Notices. Any one or more Limited
          ---------------------------------------
Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the General Partner written notice (the "Conversion Exercise Notice") pursuant to which such Exercising Partners elect to exercise the Rights. The form of Conversion Exercise Notice is attached hereto as Schedule 1.

     16.  Limitations on Exercise of Rights; Deemed Exercise.
          --------------------------------------------------

          (a) No Conversion Exercise Notice, with respect to any Unit, may be delivered to the General Partner by a Limited Partner until the later of
     (i) one year after the issuance of such Unit, or (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities
     Act.   Until the third anniversary of the date hereof neither NWI nor
     Buckley & Co. shall deliver a Conversion Exercise Notice with respect to Partnership Units if the redemption thereof would cause the aggregate Partnership Units held by such entity to be less than 42.722% (in the case of NWI), or 100% (in the case of Buckley & Co.), of the aggregate number of Partnership Units issuable to such entity pursuant to the Transaction Documents.

          (b) A Limited Partner may not exercise the Rights for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner.

          (c) Neither the General Partner nor the Partnership shall have any obligation or authority to redeem or purchase Offered Partnership Units if issuance of shares of Common Stock in payment of the Stock Purchase Price for any part of the Offered Partnership Units would result (i) in the violation of the General Ownership Limit (as such term is defined in the Articles of Incorporation), (ii) would cause Weeks to fail the stock ownership test of Section 856(a)(6) of the Code, or (iii) would otherwise cause Weeks to fail to qualify as a REIT. Each Exercising Partner shall provide to the General Partner such information as the General Partner may request regarding such Exercising Partner's actual and constructive ownership of Common Stock (and of individuals, and entities related to such Exercising Partner) in order for the General Partner to determine, in its sole discretion, whether a purchase or redemption of the Offered Partnership Units for shares of Common Stock would result in a violation of such restrictions.

          (d) If, after complying with all applicable provisions of the Partnership Agreement, any Person with an ownership interest in NWI or Buckley & Co. becomes the owner of any Partnership Units previously owned by NWI or Buckley & Co., such Person may exercise the Rights granted with respect to such Partnership Units in accordance with the terms hereof.

     17.  Computation of Redemption Price/Form of Payment.  The Redemption Price
          -----------------------------------------------
payable by the Partnership to each Exercising Partner for the Offered Partnership Units shall be payable, at the election of the General Partner, by the delivery by the Partnership of the Redemption Price. Notwithstanding the foregoing, at the election of the General Partner, the Redemption Price may be the Stock Purchase Price for part of the Offered Partnership Units and the Cash Purchase Price for the remainder of the Offered Partnership Units. The "Stock Purchase Price" shall mean the number of shares of Common Stock equal to the product, expressed as a whole number, of (i) the number of Offered Partnership Units, multiplied by (ii) the Conversion Factor. The "Cash Purchase Price" shall mean an amount of cash (in immediately available funds) equal to (i) the number of shares of Common Stock that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units, multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. To the extent the Partnership elects to pay the Stock Purchase Price, it shall obtain the necessary shares of Common Stock in exchange for the issuance of additional Partnership Interests to the General Partner, Weeks LP Holdings, or any combination thereof, as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks.

     18.  Closing; Delivery of Closing Notice.  The closing of the redemption of
          -----------------------------------
Offered Partnership Units shall, unless otherwise mutually agreed, be held at the principal office of the Partnership, as follows:

          (a) Within ten (10) days after the receipt by the Partnership of the Conversion Exercise Notice, the Partnership shall deliver a Closing Notice to the Exercising Partner(s). The Closing Notice shall state a date for the closing of the redemption of the Offered Partnership Units, which date shall not be later than the later of (i) twenty (20) days after the receipt by the Partnership of the Conversion Exercise Notice (forty-five (45) days as to the Offered Partnership Units for which the Cash Purchase Price will be paid), and (ii) the first (1st) business day after the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act.

          (b) If applicable, the Closing Notice shall (i) specify the Partnership's election to pay the Cash Purchase Price for some or all of the Offered Partnership Units and (ii) set forth the computation of the Cash Purchase Price to be paid by the Partnership to such Exercising Partner(s). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to such account of the Exercising Partner as is designated in the Conversion Exercise Notice.

     19.  Assumption by the General Partner and/or Weeks LP Holdings.
          ----------------------------------------------------------
Notwithstanding anything in this Exhibit D to the contrary, the General Partner, Weeks LP Holdings or any combination thereof (an "Assumer" or, collectively, the "Assumers") may, in the sole and absolute discretion of the General Partner, assume directly and satisfy the exercise of a Right by paying the Electing Partner the Redemption Price. In such event, the Assumers shall acquire the Offered Partnership Units and shall be treated for all purposes of this Agreement as the owner of such Partnership Units, which shall be held by the Assumers in their respective existing capacities as general partner or Limited Partners, as the case may be. In the event the General Partner shall exercise the Assumers' right to satisfy a Right in the manner described in this Paragraph 6, the Partnership shall have no obligation to pay any amount to the Exercising Partner with respect to such Exercising Partner's exercise of a Right, and each of the Exercising Partner, the Partnership, and the Assumers shall treat the transaction between the Assumers and the Exercising Partner as a sale of the Exercising Partner's Partnership Units to the Assumers for federal income tax purposes. To the extent the Assumers elect to pay the Stock Purchase Price, they shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks. Each Exercising Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of a Right.

     20.  Closing Deliveries.  At the closing, payment of the Redemption Price
          ------------------
shall be accompanied by proper instruments of transfer and assignment for the Offered Partnership Units and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to the Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all Liens, and (B) the Partnership or the Assumers, as applicable, with respect to due authority for the redemption or purchase of such Offered Partnership Units, and (ii) to the extent that shares of Common Stock are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for Weeks, reasonably satisfactory to the Exercising Partner(s), to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and nonassessable, and (b) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.

     21.  Covenants of Weeks.  To facilitate the Partnership's and the Assumers'
          ------------------
ability to fully perform their obligations hereunder, Weeks covenants and agrees as follows:

          (a) At all times during the pendency of the Rights, Weeks shall reserve for issuance such number of shares of Common Stock as may be necessary to enable Weeks to issue shares of Common Stock in full payment of the Stock Purchase Price in regard to all Partnership Units that are from time to time outstanding and with respect to which Rights exist.

          (b) During the pendency of the Rights, the Limited Partners shall receive in a timely manner all communications transmitted from time to time by Weeks to its shareholders generally.

     22.  Limited Partners' Covenants.  Each Limited Partner covenants and
          ---------------------------
agrees that all Offered Partnership Units tendered in accordance with the exercise of Rights shall be delivered free and clear of all Liens. Should any Liens exist or arise with respect to such Offered Partnership Units, neither the Assumers nor the Partnership shall be under any obligation to redeem or acquire the same unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Price in the form of the Cash Purchase Price in circumstances in which such Cash Purchase Price will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the Cash Purchase Price. The Partnership and the Assumers are expressly authorized to apply such portion of the Cash Purchase Price as may be necessary to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Partnership Units to the Partnership or the Assumers, such Limited Partner shall assume and pay such transfer tax.

     23.  Antidilution Provisions
          -----------------------

          (a) The Conversion Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

               (i) In case Weeks shall pay or make a dividend or other distribution on any class of stock of Weeks in shares of Common Stock, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding shares of Common Stock resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

               (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (b) In case Weeks shall issue rights, options or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock or other securities convertible into shares of Common Stock at a price per share less than the Current Per Share Market Price as of the day before the "ex date" with respect to the issuance or distribution requiring such computation, each Limited Partner holding Rights shall be entitled to receive such number of such rights, options or warrants, as the case may be, as he would have been entitled to receive had he exercised all of his then existing Rights immediately prior to the record date for such issuance by Weeks. The term "ex date" shall mean the first date on which shares of Common Stock trade regular way without the right to receive such issuance or distribution.

          (c) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares of a stock dividend described in subparagraph (a) (ii) of this Paragraph), then and in each such event the Limited Partners holding Rights shall have the right thereafter to exercise their Rights for the kind and amount of shares and other securities and property that would have been received upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock with respect to which such Rights could have been exercised immediately prior to such reorganization, reclassification or change.

          (d) The General Partner may, but shall not be required to, make such adjustments to the number of shares of Common Stock issuable upon exercise of Rights, in addition to those required by this Paragraph 10, as the General Partner considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive.

     24.  Fractions of Shares.  No fractional shares of Common Stock shall be
          -------------------
issued upon exercise of Rights. If Rights shall be exercised with respect to more than one Offered

Partnership Unit at one time by the same Exercising Partner, the number of full shares of Common Stock comprising the Stock Purchase Price (or the cash equivalent amount thereof to the extent the Cash Purchase Price is paid) shall be computed on the basis of the aggregate number of Offered Partnership Units. Instead of any fractional share of Common Stock that would otherwise be issuable upon exercise of Rights, the Partnership or the Assumers shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Purchase Price computed hereunder for such fraction of a share.

     25.  Notice of Adjustments of Conversion Factor.  Whenever the Conversion
          ------------------------------------------
Factor is adjusted as herein provided:

          (a) the General Partner shall compute the adjusted Conversion Factor in accordance with Paragraph 10 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based; and

          (b) notice stating that the Conversion Factor has been adjusted and setting forth the adjusted Conversion Factor shall forthwith be mailed by the General Partner to all holders of Rights at their last addresses on record under this Agreement.

     26.  Notice of Certain Corporate Actions.
          -----------------------------------

In case:
          (a) Weeks shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

          (b) Weeks shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (c) of any reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding Common Stock, or of any consolidation, merger or share exchange to which Weeks is a party and for which approval of any shareholders of Weeks is required), or of the sale or transfer of all or substantially all of the assets of Weeks; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Weeks;

then the General Partner shall cause to be mailed to all holders of Rights at their last addresses on record under this Agreement, at least 20 days (or 12 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or
(ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

     27.  Provisions in Case of Consolidation, Merger or Sale of Assets.
          -------------------------------------------------------------

     In case of any consolidation of Weeks with, or merger of Weeks into, any other Person, any merger or consolidation of another Person into Weeks (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of the outstanding Common Stock by share exchange, or any sale or transfer of all or substantially all of the assets of Weeks, the Person formed by such consolidation or resulting from such merger or that acquires the outstanding Common Stock or such assets of Weeks as the case may be, shall execute and deliver to each holder of Rights an agreement providing that such holder shall have the right thereafter, during the period such rights shall be exercisable, to exercise the Rights for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock for which the Rights might have been exercised immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming both that (a) such holder of shares of Common Stock is not a Person with which Weeks consolidated or into which Weeks merged or that merged into Weeks, or that acquired the outstanding Common Stock by share exchange, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and that (b) such holder does not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or transfer (provided that
                                                                   --------
if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock in respect of which such right of election, if any, is not exercised ("non-electing Share"), then for the purpose of this Paragraph 14, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per non-electing Share by a plurality of the non-electing Shares). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit D.

     The above provisions of this Paragraph 14 shall similarly apply to successive consolidations, mergers, sales or transfers.

                                   SCHEDULE 1

                           CONVERSION EXERCISE NOTICE
                           --------------------------


To:  Weeks Realty, L.P.


     Reference is made to that certain First Amendment (the "First Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in First Amendment. Pursuant to Exhibit D to the First Amendment, the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Rights as to the number of Offered Partnership Units specified opposite its name below:



                                        Number of Offered
Exercising Limited Partner              Partnership Units
--------------------------              -----------------



                                        ________________________________
                                        Signature of Exercising Limited Partner

                                        Date:___________________________

                                   SCHEDULE 2

                                 CLOSING NOTICE
                                 --------------



To:  Exercising Limited Partner(s)


     Reference is made to that certain First Amendment (the "First Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meaning set forth in First Amendment. The closing of the redemption of the Offered Partnership Units shall occur at _______, ________, Georgia, on ___________. Pursuant to Exhibit D to the First Amendment, the Partnership hereby notifies the Exercising Partner(s) that it has elected to pay the Cash Purchase Price to the Exercising Partner(s) for the number of Offered Partnership Units set forth below, and that the computation of the Cash Purchase Price is set forth on an attachment hereto



                         NUMBER OF OFFERED          CASH PURCHASE
EXERCISING PARTNER(S)    PARTNERSHIP UNITS             PRICE
---------------------    -----------------          -------------



                                    WEEKS REALTY, L.P.

                                    By: Weeks GP Holdings, Inc., General Partner

                                         By:___________________________

                                              Title:____________________

                                    Date:________________________________

                                                                       Exhibit E
                                                                       ---------



          1    REPRESENTATIONS AND WARRANTIES OF NWI.
               -------------------------------------

          1.1  Organization; Authority.  NWI is a limited partnership duly
               -----------------------
formed, validly existing and in good standing under the laws of the State of Tennessee and has all the necessary power and authority to enter into and perform its obligations under the Partnership Agreement, as amended by this Amendment, and to consummate the transactions contemplated by the Transaction Documents (the "Transactions"). NWI X, L.P., is the sole general partner of NWI and is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Tennessee and has all the necessary power and authority, in its capacity as the sole general partner of NWI, to enter into and perform its obligations under the Partnership Agreement, as amended by this Amendment, and to consummate the Transaction. John W. Nelley, Jr. and Albert W. Buckley, Jr. are the sole general partners of NWI X, L.P.

          1.2  Due Authorization; Binding Agreement.  The execution, delivery
               ------------------------------------
and performance of this Amendment and the other Transaction Documents by NWI has been duly and validly authorized by all necessary action of NWI. This Amendment and each of the other Transaction Documents has been duly executed and delivered by NWI and constitutes a legal, valid and binding obligation of NWI, enforceable against NWI in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

          1.3  Governmental Consents.  Except as has been obtained or is being
               ---------------------
effected as part of the consummation of the Transactions, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by NWI in connection with the execution, delivery and performance of this Amendment and the other Transaction Documents.

          1.4  Other Consents.  Except for waivers and consents that have been
               --------------
obtained prior to the date hereof, and except as would not have a material adverse effect on any of the Completed Properties, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which NWI is a party, or, by which NWI is bound, is required in connection with the execution, delivery or performance by NWI of this Amendment or any of the other Transaction Documents or the consummation of the Transactions.

          1.5  No Violation.  Except for waivers and consents that have been
               ------------
obtained prior to the date hereof, none of the execution, delivery and performance of this Amendment or any of the other Transaction Documents by NWI does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of
(A) the organizational documents of NWI, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to NWI or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which such NWI is a party or by which it is bound or to which any of its assets or any of the Completed Properties is subject except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on the Partnership, NWI or any of the Completed Properties, or (ii) result in the creation of any lien or other encumbrance upon the assets of NWI or any of the Completed Properties, except as may be contemplated by this Amendment or any of the Transaction Documents and except as would not have a material adverse effect on NWI or any of the Completed Properties.

          1.6       Compliance with Laws. NWI has complied with all laws
                    --------------------
applicable to the conduct of the business of NWI and to the ownership, use and operation of the Completed Properties and has obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on NWI or any of the Completed Properties. To NWI's knowledge ("NWI's knowledge" shall hereafter mean the knowledge of either John W. Nelley, Jr. or Albert W. Buckley, Jr.), such licenses and permits are in full force and effect, NWI has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and NWI has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any of the Completed Properties, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on NWI or any of the Completed Properties.

          1.7       Investment.
                    ----------

          1.7.1 NWI is acquiring Partnership Units for its own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Partnership Units in violation of the Securities Act.

          1.7.2 NWI is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          1.7.3 NWI understands that the Partnership Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of such NWI's representations as expressed herein.

          1.8       Access to Data.  NWI has had an opportunity to discuss the
                    --------------
Partnership's business, management and financial affairs with the Partnership's management and the opportunity to review the Partnership's financial records.

          1.9       No Public Market.  NWI understands and acknowledges that no
                    ----------------
public market now exists for any of the securities issued by the Partnership and that there can be no assurance that a public market will ever exist for the Partnership Units.

          1.10      Experience; Risk.  NWI has such knowledge and experience in
                    ----------------
financial and business matters that NWI is capable of evaluating the merits and risks of the purchase of the Partnership Units pursuant to this Amendment and of protecting NWI's interests in connection herewith.

          1.11      Environmental. NWI has not knowingly caused or permitted any
                    -------------
Hazardous Material to be improperly maintained or disposed of on, under or at any of the Completed Properties or any part thereof. To NWI's knowledge, and except as may be revealed in the Environmental Reports (which are identified in Exhibit E-11.1 attached hereto and by this reference made a part hereof) and
--------------
except for tenants who handle hazardous materials in the ordinary course of business (which are identified in Exhibit E-11.2 attached hereto and by this
                                  --------------
reference made a part hereof): (i) no liability under or violation of any Environmental Laws exists with respect to the Completed Properties, (ii) NWI has not received any written notice from any governmental agency or instrumentality having jurisdiction thereof of any violation of any Environmental Laws that remains uncured as of the date hereof or that it has any material liability with respect thereto, (iii) there are no administrative, regulatory or judicial proceedings pending or threatened against NWI pursuant to, or alleging any material violation of, or material liability under any Environmental Laws, (iv) none of the properties (including without limitation the Completed Properties) now or heretofore owned, leased or used by NWI or any of its predecessors has been used as a storage or disposal site (whether temporary or permanent) for any hazardous, toxic or dangerous materials the storage or disposal of which is governed by any Environmental Laws and (v) except for Brentwood VI, there are no underground storage tanks located on, under or about the Completed Properties, and there is no facility located on or at the Completed Properties that is subject to the reporting requirements of
Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C. (S) 11022). In connection with the representations and warranties in this Section 1.11, the Partnership acknowledges that NWI disclaims any professional expertise with respect to Environmental Laws.

          1.12      Ownership of the Completed Properties. With respect to each
                    -------------------------------------
of the Completed Properties, NWI (i) is the sole owner and (ii) has good, valid and marketable title, free and clear of all Liens other than the following:

          1.12.1 Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is at the time not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by NWI for the Partnership.

          1.12.2 Attachments, judgments and other similar Liens arising in connection with court or administrative proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed or secured and the claims secured by such Liens are actively being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by NWI.

          1.12.3 Zoning laws and ordinances; provided that none of the Completed Properties are in violation thereof, in any material respect and that such laws and ordinances do not require the demolition, vacation or cessation of the use for industrial or office purposes (as applicable) of any portion of the improvements material to any of the Completed Properties or require the discontinuance of the use of all or any material portion of any of the Completed Properties as industrial facilities or office buildings.

          1.12.4 Any laws, ordinances, deeds of trust, mortgages, Liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, encumbrances, adverse rights or interests and other matters identified on Exhibit E-1.12.4; provided that none of the
                                  ----------------
                    Completed Properties are not in violation thereof in any material respect and the same do not require the demolition, vacation or cessation of the use of for industrial or office purpose of any portion of the improvements material to any of the Completed Properties or require the discontinuance of the use of all or any material portion of any of the Completed Properties as industrial facilities or office buildings.

          1.12.5 Any other easements, rights of way, restrictions, exceptions, reservations, conditions, limitations, covenants, adverse rights or interests, licenses, minor irregularities in title and other similar encumbrances which do not in the aggregate materially impair the use of any of the Completed Properties in the operation of the business of NWI.

          1.12.6 Any law or governmental regulation or other right of any governmental unit, which (i) requires the person to maintain certain facilities or perform certain acts as a condition of its occupancy or use of its assets and properties, or (ii) condemns, appropriates or recaptures the person's assets or property.

          1.12.7 Liens imposed by laws, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by NWI for the Partnership.

          1.13      Zoning; Other Laws.  NWI has not received any written or
                    ------------------
other actual notice of any violation of any applicable zoning regulation or ordinance, or of any employment, environmental or other regulatory law, order, regulation or requirement relating to NWI's operations, practices, properties or assets that remain uncured as of the date hereof, and, to NWI's knowledge, there are no such violations that, individually or in the aggregate, will have a material adverse effect on any of the Completed Properties.

          1.14      Absence of Undisclosed Liabilities and Contractual
                    --------------------------------------------------
Obligations.  NWI has no liabilities of any nature, whether matured or
-----------
unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by GAAP, which would have, individually or in the aggregate, a material adverse effect upon any of the Completed Properties, except for (i) the Prudential Loan Documents identified on Exhibit E-1.15, (ii)
                                                           --------------
the Permitted Exceptions identified on Exhibit E-1.12.4, (iii) the Leases
                                       ----------------
identified on the Rent Roll attached hereto as Exhibit E-1.19, (iv) the
                                               --------------
Commission Obligations identified on Exhibit E-1.34, (v) the Service Contracts
                                     --------------
identified on Exhibit E-1.33 (collectively, the "Significant Agreements") and
              --------------
(vi) the liabilities disclosed in the most recent audited financial statements of NWI dated as of December 31, 1995, and the liabilities disclosed in the financial statements of NWI dated as of June 30, 1996.

          1.15      Prudential Loans. The Completed Properties are encumbered by
                    ----------------
term loans (the "Loans") in favor of the Prudential Insurance Company of America ("Prudential"). With respect to the Loans, NWI represents and warrants as follows:

           1.15.1   The loan documents identified Exhibit E-1.15.1 (the
                                                  ----------------
                    "Prudential Loan Documents") hereto constitute all of the documents that evidence or secure the Loans; and such documents have not been amended or modified except as expressly identified on Exhibit E-1.15.1 hereto. NWI has
                                            ----------------
                    delivered to the Partnership true, correct and complete copies of all of the Prudential Loan Documents.

           1.15.2 All payments due and payable on or before the date of this Amendment under the Prudential Loan Documents by NWI, or any of its predecessor entities, have been paid, and no monetary default exists as of the date of this Amendment.

           1.15.3 As of the date of this Amendment, no written notice of a default is outstanding and, to the knowledge of NWI, no condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default under the Prudential Loan Documents.

          1.16      Significant Agreements; Binding Agreements.  Each of the
                    ------------------------------------------
Significant Agreements referred to in Subsection 1.14 above is (to NWI's knowledge, with respect to parties thereto other than NWI) valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equitable principles).

          1.17      Litigation.  Other than as set forth in Exhibit E-1.17,
                    ----------                              --------------
attached hereto and by this reference made a part hereof, there are no claims, actions, suits, proceedings or investigations pending, or, to NWI's knowledge, threatened, before any court, governmental unit or arbitrator with respect to NWI or any of the Completed Properties (either filed against NWI or filed by NWI against third parties), and, to NWI's knowledge, none of the claims or other matters set out in said Exhibit E-1.17, will have a material adverse effect on
                        --------------
NWI or any of the Completed Properties.

          1.18      Tangible Personal Property.  The Tangible Personal property
                    --------------------------
located at the Completed Properties is sufficient to permit the full operation of the improvements for their intended purpose.

          1.19      Rent Roll.  The rent roll for the Completed Properties
                    ---------
attached hereto as Exhibit E-1.19 (the "Rent Roll") is true, correct and
                   --------------
complete with respect to the categories described therein as of October 28, 1996, and there are no tenant cancellation rights, renewal or extension options or rent abatements or tenant concessions, except to the extent any inaccuracies would not, individually or in the aggregate, have a material adverse effect on the value of any of the Completed Properties.

          1.20      Leases.  The Rent Roll lists each of the leases ("Leases")
                    ------
in effect as of the date of the Rent Roll with respect to the Completed Properties. NWI represents and warrants to the Partnership that it has delivered to the Partnership true, correct and complete copies of the Leases identified on the Rent Roll and any and all amendments thereto. In the case of any sublease or assignment of any such Lease, the tenant listed in such Rent Roll remains liable for the performance of said Lease.

          1.21      Improvements.  Except as disclosed in the Engineering
                    ------------
Reports listed in Exhibit E-1.21, attached hereto and by this reference made a
                  --------------
part hereof, the improvements on each of the Completed Properties are in good condition and repair and have not suffered any material casualty or, to NWI's knowledge, other material damage that has not been repaired in all material respects. To NWI's knowledge, there is no material latent or patent structural, mechanical or other significant defect or deficiency in the Improvements, other than as disclosed in said Engineering Reports.

          1.22      Condemnation.  No proceedings have been commenced, or, to
                    ------------
NWI's knowledge, threatened, by any authority having the power of eminent domain to condemn any part of the Completed Properties or any Improvements thereon that, if successful, would have a material adverse effect on any of the Completed Properties.

          1.23      Bankruptcy and Insolvency.  To NWI's knowledge, none of the
                    -------------------------
tenants now occupying the Completed Properties or having a Lease affecting the Completed Properties is the subject of any bankruptcy, reorganization, insolvency or similar proceedings.

           1.24     [Intentionally Omitted]

          1.25      Full Disclosure.  No representation or warranty by NWI
                    ---------------
herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          1.26      Ownership Interest in Tenants.  None of NWI, its general
                    -----------------------------
partner or any of its limited partners owns, directly or indirectly, (i) one percent (1%) or more of the total combined voting power of all classes of stock entitled to vote, or one percent (1%) or more of the total number of shares of all classes of stock, of any corporation that is a Tenant or (ii) an interest of one percent (1%) or more in the assets or net profits of any Tenant.

          1.27      Tenant Operations.  NWI has not received written notice that
                    -----------------
any Tenant intends either to cease such operations (other than temporarily due to casualty, remodeling, renovation or any similar cause) or to cease operating under the name under which it was operating as of the date hereof.

          1.28      Lease Defaults.  To NWI's knowledge, no condition exists
                    --------------
which, with the giving of notice or the passage of time, or both, would permit any party to cancel its obligations under any reciprocal easement agreement or Lease.

          1.29      Incomplete Improvements.  Except for routine repairs and
                    -----------------------
maintenance, all alterations, improvements or other work required to have been completed by NWI under any reciprocal easement agreements and Leases to which it is a party, including, without limitation, all alterations, improvements and other work required to prepare space for the initial occupancy of each tenant under a Lease, has heretofore been completed and paid for in full. To the extent such alterations, improvements and other work has not been completed and paid for in full, NWI shall be obligated to complete and pay for such items, except that tenant improvement costs and items incurred for leases entered into after May 22, 1996, shall be prorated, as provided in paragraph 2(e) of the Letter of Intent dated May 22, 1996, between NWI and Weeks.

          1.30      Integrated Facilities.  Except for Airparks IV - IX which
                    ---------------------
are served by a single-loop fire and water protection system, each of the Completed Properties is an independent unit that does not now rely on any facilities (other than facilities covered by Permitted Exceptions including, without limitations, any reciprocal easement agreements or facilities of municipalities or public utility and water companies and other than parking areas which the Completed Properties make use of under any reciprocal easement agreements) located on any property not included in the

Completed Properties to fulfill any municipal or governmental requirement or for the furnishings to the Completed Properties of any essential building systems or utilities.

          1.31      Agreement Violations.  NWI has not received any written
                    --------------------
notice that is still in effect that there is, and, to NWI's knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Completed Properties or any portion thereof, if such violation would have a material adverse effect on any of the Completed Properties.

          1.32      Radius Restrictions.  NWI is not in violation of any radius
                    -------------------
restrictions, exclusive or similar provisions contained in any reciprocal easement agreements, Leases or any other agreements to which NWI is a party or is bound, if such violation would have a material adverse effect on the Partnership, NWI or any of the Completed Properties.

          1.33      Financial Status.  NWI is solvent, has not made a general
                    ----------------
assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has NWI filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against NWI, nor is any such proceeding to NWI's knowledge threatened or contemplated.

          1.34      Service Contracts.  Attached hereto as Exhibit D-1.34 is a
                    -----------------                      --------------
schedule of the Service Contracts now in effect to which NWI and/or the Completed Properties are subject. No notice of default has been received by NWI from any of the parties to the Service Contracts and, to NWI's knowledge, no event has occurred which, with notice or lapse of time, or both, will constitute any such default. There are no Service Contracts affecting the Completed Properties other than as listed on Exhibit E-1.34, and the Service Contracts are
                                   --------------
in full force and effect. Each of the Services Contracts can be canceled upon not more than thirty (30) days written notice and without the payment of any penalty or termination fee.

          1.35      Lease Commissions.  All leasing commissions payable in
                    -----------------
connection with the Leases now in occupancy have been paid-in-full, including leasing commissions payable with respect to extensions, expansions and renewals which have not been exercised as of the date hereof or payable in the event a Tenant does not exercise a cancellation right under its Lease, except for lease commission obligations identified on Exhibit E-1.35.
                                     --------------

          1.36      No NWI-Leased Space.  Except for leases with Telco, Inc. and
                    -------------------
Matrix Exhibits, NWI does not lease space at any of the Completed Properties, and no tenant at the Completed Properties is "related" to NWI within the meaning of Section 267(b) or Section 707(b) of the Internal Revenue Code of 1986, as amended.

          1.37      ERISA.  Except for Buckley & Company Real Estate, Inc.
                    -----
Defined Benefit Pension Plan, Crook's Supermarkets, Inc. Profit Sharing Plan, Gardner Parts & Services Profit

Sharing Plan, Graham Lumber Company Money Purchase Pension Plan, John W. Nelley, Jr. IRA Rollover Account, J. Robert Schweikert, M.D., P.C. Pension & Profit Sharing Plan, Massmark Companies, Inc. Defined Benefit Pension Plan, Parthenon Metal Works Profit Sharing Plan and Ralph L. Dupps, Jr., IRA, no interest in the Completed Properties is or is deemed to be, directly or indirectly, an asset of a "Plan" (as defined in the next sentence). "Plan" means an "employee benefit
                                              ----
plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

          1.38      Prorations.  Prorations made for each contribution of a
                    ----------
Completed or Development Property will be true and correct on the date of contribution.

                                                                       Exhibit F
                                                                       ---------


Amount by which the value (determined as provided in the foregoing First Amendment) of NWI's Collateral is to be increased upon the contribution of each Development Property:


Airpark Center X         $364,782

Airpark Center XII       $414,192

Aspen Grove I            $282,873

Aspen Grove II           $264,601

Aspen Grove V            $363,279

440 Business Center I    $310,273

                                                                       Exhibit G
                                                                       ---------


          All those properties recorded in that certain Quitclaim Deed for Contribution, dated as of even date herewith and recorded in Deed Book ______, page _____, in the Register's Offices in Davidson or Williamson County, Tennessee.